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                                                                     Exhibit 23


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report dated June 7, 1994 covering the audited historical financial statements of Continental Foods, Inc. as of April 30,1994 and 1993 and the statements of income and retained earnings and statements of cash flows for the years then ended included in or made a part of this form 8-K/A.




                                       ARTHUR ANDERSEN LLP



Baltimore, Maryland,
March 28,1995